As filed with the Securities and Exchange Commission on October 6, 2000

					       Registration No. 33-____

				UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549

			     ___________________

				   FORM S-8

			    REGISTRATION STATEMENT

				    Under

			  THE SECURITIES ACT OF 1933

			     ____________________
				SUPERTEX, INC.
			_________________________________
	    (Exact name of registrant as specified in its charter)

      California                                         94-2328535

(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


1235 Bordeaux Drive
Sunnyvale, CA                                             94089

(Address of principal                                     (Zip Code)
executive offices)


	       SUPERTEX, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
			   (Full title of the plan)

  HENRY C. PAO                                             Copy to:
   President                                        STEPHEN M. WURZBURG, ESQ.
 Supertex, Inc.                                 Pillsbury Madison & Sutro LLP
1235 Bordeaux Drive                                   2550 Hanover Street
Sunnyvale, CA 94089                                   Palo Alto, CA 94304
 (408) 744-0100                                           (650) 233-450
(Name, address and telephone
number of agent for service)


			CALCULATION OF REGISTRATION FEE

						       Proposed             Proposed
Title of Securities            Amount To         Maximum Offering    Maximum Aggregate      Amount of
To Be Registered            Be Registered     Price Per Share(1)    Offering Price(1)     Registration Fee
Common Stock, par value $1.00    500,000 shares         $47.09              $23,543,000           6,215



(1) Pursuant to Rule 457(h)(i), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 4, 2000.

			     ____________________

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


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				    PART I
		 INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item1.  Plan Information.*

Item2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

				    PART II

	      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item3.  Incorporation of Documents by Reference.

	The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

	(a) Registrant's Annual Report on Form 10-K (File No. 0-12718) for the fiscal year ended March 31, 2000.

	(b) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

	(c) The description of Registrant's Common Stock contained in Registrant's registration statement on Form 8-A, filed July 27, 1984 as amended September 24, 1984.

	In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item4.  Description of Securities.
	Not applicable.

Item5.  Interests of Named Experts and Counsel.
	Not applicable.

Item6.  Indemnification of Directors and Officers.

	Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

	Article V of the Company's Restated Articles of Incorporation (Exhibit 3.1 of the Company's Registration Statement on Form S-1, File
No. 2-86898, filed on October 3, 1983, as amended), as amended (pursuant to the Certificates of Amendment of Articles of Incorporation, filed on April 16, 1981, September 30, 1983 and October 28, 1988, respectively) authorizes the Company to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by

Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders.
Article VI of the Company's Bylaws provides for mandatory indemnification of each director of the Company to the maximum extent permitted by law.

	The Company maintains a directors and officers liability insurance policy that indemnifies the Company's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item7.  Exemption From Registration Claimed.
	Not applicable.

Item8.  Exhibits.
	See Index to Exhibits, which list of exhibits is incorporated herein by reference.

Item9.  Undertakings.
	(a) The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

				  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on the 6th day of October, 2000.

					SUPERTEX, INC.

					By        /s/ Henry C. Pao
						  Henry C. Pao
						  President


			       POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry C. Pao and Jacqueline Limary, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                    Title                             Date



/s/ Henry C. Pao        President (Principal Executive    October 6, 2000
(Henry C. Pao)          Officer)



/s/ Jacqueline Limary   Controller (Principal Financial   October 6, 2000
(Jacqueline Limary)     and Accounting Officer)



/s/ Benedict C.K. Choy  Senior Vice President, Secretary  October 6, 2000
(Benedict C.K. Choy)    and Director



/s/ Richard Siegel      Executive Vice President and      October 6, 2000
(Richard Siegel)        Director



/s/ Frank Pao           Director                          October 6, 2000
(Frank Pao)



/s/ Mark Loveless       Director                          October 6, 2000
(Mark Loveless)



/s/ Elliott Schlam      Director                          October 6, 2000
(Elliott Schlam)

		     INDEX TO EXHIBITS

Exhibit
Number      Exhibit

4.1         Supertex, Inc. 2000 Employee Stock Purchase Plan.

5.1         Opinion of Pillsbury Madison & Sutro LLP.

23.1        Consent of PricewaterhouseCoopers LLP, Independent Auditors.

23.2        Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

24.1        Power of Attorney (see page 5).


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